SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant    [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            Focus Enhancements, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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

                            FOCUS ENHANCEMENTS, INC.
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 19, 2003


To Our Stockholders:

         The Annual Meeting of Stockholders of Focus Enhancements, Inc., a Delaware corporation ("Focus") will be held at 1370 Dell Ave., Campbell, CA 95008 on December 19, 2003 at 10 a.m., California time.

         At our meeting, we will ask you to vote on the following matters:

         1. Election of Directors.  You will have the  opportunity  to elect two
(2) members of the Board of Directors for terms of three years. The following persons are current members of the Board of Directors and they are our nominees for re-election to serve:

         Name                            Age             Term to Expire
         ----                            ---             --------------
         William B. Coldrick             61              2006
         Michael L. D'Addio              59              2006

         2. Amend Focus' Certificate of Incorporation. You will be asked to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 100,000,000;

         3. Approve an Amendment to Focus' 2002 Non-Qualified Stock Option Plan. You will be asked to ratify an amendment to Section 2 of the Focus' 2002 Non-Qualified Stock Option Plan whereby the number of available shares of common stock for which options may be granted is increased from 1,000,000 to 2,200,000.

         4. Appointment of Auditors. You will be asked to ratify the selection of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending December 31, 2003.

         5. Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters too.

         If you were a stockholder as of the close of business on October 20, 2003, you are entitled to vote at this meeting.

         We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

         Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may revoke your proxy and vote your shares in person.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         Gary L. Williams, Secretary

                                         November xx, 2003

                            Focus Enhancements, Inc.

                                1370 Dell Avenue
                           Campbell, California 95008


                                 PROXY STATEMENT

                                     For the
                         Annual Meeting of Stockholders
                         to be held on December 19, 2003

                  --------------------------------------------

                               GENERAL INFORMATION

         This proxy statement contains information about Focus' Annual Meeting of Stockholders to be held at 1370 Dell Ave., Campbell, CA on Friday, December 19, 2003 at 10 a.m. California time and at any postponements or adjournments of the meeting.

Why did you send me this proxy statement?

         We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at Focus' annual meeting of stockholders.

         This proxy statement summarizes information that you need to know in order to cast an informed vote. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

         We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about November xx, 2003 to all stockholders entitled to vote. The record date for those entitled to vote is October 20, 2003. On October 20, 2003, there were 41,295,762 shares of our Common Stock and 1,904 shares of Series B Preferred Stock outstanding.

         Our Annual Report for the fiscal year ended December 31, 2002 on Form 10-KSB and 10-Q for the period ending June 30, 2003 as filed previously filed with the Securities and Exchange Commission (the "SEC"), accompanies this proxy statement.

What constitutes a quorum?

         To establish a quorum at the annual meeting, a majority of the shares of our Common Stock and Series B Preferred Stock voting as a single class outstanding on the record date must be present either in person or by proxy. Focus will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting.

What vote is required for each proposal?

         o Proposal 1: Election of Directors. The nominees for director who receives the most votes cast by holders of our Common Stock and Series B Preferred Stock, voting as a single class, outstanding on October 20, 2003, will be elected. So, if you do not vote for a particular nominee or if you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the elections of directors.

         o Proposal 2: Amendment to the Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of our Common Stock outstanding as of the record date is required to adopt the proposal to amend Focus' Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 100,000,000.

         o Proposal 3: Amendment to the 2002 Non-Qualified Stock Option Plan. The affirmative vote of a majority of the shares present and voting at the Focus annual meeting date is required to adopt the proposal to amend the 2002 Non-Qualified Stock Option Plan.

         o Proposal 4: Ratification of Auditors. Stockholder ratification of the selection of Deloitte & Touche, LLP as Focus' independent auditors is not currently required by law. However, we are submitting the selection of Deloitte & Touche, LLP to you for ratification as a matter of good corporate practice. If you fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Deloitte & Touche, LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent auditors at any time during the year if we determine that such a change would be in the best interests of Focus and its stockholders.

         o Effect of an Abstention and Broker Non-Votes. A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Except for Proposal 2, abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Because the approval of a majority of the outstanding shares is required for Proposal No. 2, abstentions and broker non-votes have the same effect as voting against Proposal 2. If a broker indicates on the enclosed proxy card or its substitute that it does not have discretionary authority to vote on a particular matter as to certain shares ("broker non-votes"), those shares will be considered as represented for purposes of determining a quorum, but will not be considered as entitled to vote with respect to that matter. Under applicable rules, brokers will not have discretionary authority with respect to Proposals Nos. 2 and 3, involving the amendments to the Certificate of Incorporation and the 2002 Non-Qualified Stock Option Plan.

What are the recommendations of the board of directors?

         The Board of Directors of Focus has unanimously approved all of the proposals we are submitting to you:

         o    election of the named nominees for director;

         o amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock;

         o amendment to the 2002 Non-Qualified Stock Option Plan increasing the number of shares of Common Stock available for grant; and

         o    appointment of Deloitte & Touche, LLP as our independent auditors.

         The Board of Directors also recommends a vote "FOR" the nominee for director, "FOR" authorization to increase the number of authorized shares of Common Stock, "FOR" the amendment to the 2002 Non-Qualified Stock Option Plan, and "FOR" ratification of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending December 31, 2003.

How many votes do I have?

         Each share of our Common Stock that you own entitles you to one (1) vote on each proposal. Each share of Series B Preferred Stock that you own entitles you to one thousand (1,000) votes on each proposal. The proxy card indicates the number of shares of our Common Stock and/or Series B Preferred Stock that you own.

How many shares of stock are outstanding?

         As of October 20, 2003, there were 41,295,762 shares of our Common Stock outstanding and 1,904 shares of Series B Preferred Stock outstanding. For the purposes of this meeting, the 1,904 shares of preferred stock will be entitled to cast 1,904,000 votes for each proposal to be considered.

How do I vote by proxy?

         Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to vote in person at the meeting.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed on each proposal. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

         o    "FOR" the election of the nominees for director;

         o "FOR" the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock;

         o "FOR" the amendment to the 2002 Non-Qualified Stock Option Plan increasing the number of shares of Common Stock available for grant;

         o "FOR" ratification of Deloitte & Touche, LLP as Focus' independent auditors; and

         o in the discretion of the proxy holder as to any other matter that may properly come before the meeting. At the time this proxy statement went to press, we knew of no other matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

         o you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with the Corporate Secretary of Focus prior to the meeting, or

         o    you attend the meeting and vote in person.

         Presence at the meeting will not revoke your proxy unless and until you present proper documentation and vote in person. However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and a letter of authorization from your nominee so that you can vote your shares.

How will Focus executive officers and directors vote?

         On the record date of October 20, 2003, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 2,513,724 shares of our Common Stock or approximately 5.8% of the shares of our Common Stock, which includes 1,904 shares of Series B Preferred Stock converted into 1,904,000 shares of our common stock for the purposes of voting at this meeting. We currently expect that such officers and directors will vote all of their shares in favor of each of the nominees for director and in favor of each of the proposals.

What are the costs of solicitation of proxies?

         We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, Focus directors, officers and employees may solicit proxies from stockholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares. We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Will there be any other matters considered at the annual meeting?

         We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting. If you vote against any proposal (other than a proposal regarding the election of directors or ratification of auditors), your proxy will not vote in favor of any proposal to adjourn or postpone the meeting if such postponement or adjournment is for the purpose of soliciting additional proxies to approve the proposal that you voted against.

Can I view a list of stockholders?

         The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at the Annual Meeting, for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 1370 Dell Avenue, Campbell, California, by contacting the Secretary of the Company at our principal executive offices.

                        EXECUTIVE OFFICERS AND DIRECTORS

Who are our executive officers and directors?

         The following table sets forth certain information regarding our executive officers and directors as of December 31, 2002.

      Name                        Age      Position
      ----                        ---      --------
      N. William Jasper, Jr.       55      Chairman of the Board

      Brett A. Moyer (1)           45      Director, President & Chief Executive
                                           Officer

      Carl E. Berg                 66      Director

      William B. Coldrick          61      Director

      Michael L. D'Addio (1)       59      Director

      Timothy E. Mahoney           47      Director

      Jeffrey A. Burt              50      Vice President of Operations

      Thomas Hamilton              54      Executive Vice President and General
                                           Manager of the Focus Semiconductor
                                           Group

      Gary L. Williams             37      Secretary, Vice President of Finance
                                           and Chief Financial Officer
-----------------------

         (1) On September 30, 2002, Michael D'Addio voluntarily resigned as President and Chief Executive Officer and Brett Moyer assumed the role of President and Chief Executive Officer and was appointed to the Board of Directors. Messr. D'Addio remains on the Board of Directors.

What is the background of our executive officers and directors?

         Directors

         N. William Jasper, Jr. has served as Chairman of the Board of Directors since December 20, 2002. Mr. Jasper became a member of our Board of Directors on March 6, 2001, in connection with the Videonics acquisition. Mr. Jasper served as a member of the Videonics Board of Directors since August 1993. Mr. Jasper has been the President and Chief Executive Officer of Dolby Laboratories, Inc., a private signal processing technology company located in San Francisco, California since 1983. Mr. Jasper's term expires in 2004.

         Brett A. Moyer, joined us in May 1997. On September 30, 2002 he assumed the role as President and Chief Executive Officer and became a member of our Board of Directors. From May 1997 to September 29, 2002, Mr. Moyer severed as our Executive Vice President and Chief Operating Officer. From February 1986 to April 1997, Mr. Moyer worked at Zenith Electronics Corporation, Glenview, IL, where he was most recently the Vice President and General Manager of Zenith's Commercial Products Division. Mr. Moyer has also served as Vice President of Sales Planning and Operations at Zenith where he was responsible for forecasting, customer service, distribution, MIS, and regional credit operations. Mr. Moyer has a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Masters of International Management with a concentration in finance and accounting from The American Graduate School of International Management (Thunderbird). Mr. Moyer's term expires in 2005.

         Carl E. Berg, a co-founder of Videonics, served on Videonics' Board of Directors since June 1987. In connection with the Videonics acquisition, Mr. Berg became one of our directors on March 6, 2001. Mr. Berg is currently Chief Executive Officer, President and a director for Mission West Properties, a real estate investment company located in Cupertino, CA. Mr. Berg is also a member of the Board of Directors of Valence Technology, Inc., Monolithic System Technology Inc., and Systems Integrated Research. Mr. Berg's term expires in 2004. See also "Certain Relationships."

         William B. Coldrick, has served as our Director since January 1993 and Executive Vice President from July 1994 to May 1995. Mr. Coldrick is currently a principal of Enterprise Development Partners, a consulting firm serving emerging growth companies that he founded in April 1998. From July 1996 to April 1998, Mr. Coldrick was Vice President and General Manager of Worldwide Channel Operations for the Computer Systems Division of Unisys Corp. From 1982 to 1992, Mr. Coldrick served with Apple Computer Inc. in several senior executive positions including Senior Vice President of Apple USA from 1990 to 1992. Prior to joining Apple Computer Inc. Mr. Coldrick held several sales and marketing management positions with Honeywell Inc. from 1968 to 1982. Mr. Coldrick holds a Bachelor of Science degree in Marketing from Iona College in New Rochelle, New York. Mr. Coldrick also serves on the Board of Directors of AESP, a computer hardware company located in North Miami, Florida. Mr. Coldrick's term expires at the annual meeting.

         Michael L. D'Addio joined us on January 16, 2001, in connection with the acquisition of Videonics Inc., and served as our President, Chief Executive Officer and Director. On September 30, 2002 Mr. D'Addio voluntarily resigned as President and Chief Executive Officer. Mr. D'Addio is currently President and Chief Executive Officer of Coaxsys, Inc., a new network technology company located in San Jose, California. Mr. D'Addio was a co-founder of Videonics, and had served as Chief Executive Officer and Chairman of the Board of Directors since Videonics' inception in July 1986. In addition Mr. D'Addio served as Videonics' President from July 1986 until November 1997. From May 1979 through November 1985 he served as President, Chief Executive Officer and Chairman of the Board of Directors of Corvus Systems, a manufacturer of small computers and networking systems. Mr. D'Addio holds an A.B. degree in Mathematics from Northeastern University. Mr. D'Addio's term expires at the annual meeting.

         Timothy E. Mahoney, has served as our Director since March 1997. He has more than 20 years of experience in the computing industry. Mr. Mahoney founded Union Atlantic LC, in 1994, a consulting company for emerging technology companies and in 1999 became Chairman and COO of vFinance, Inc., the parent company of Union Atlantic, LC and vFinance Investments, Inc. He earned a BA in computer science and business from West Virginia University and an MBA from George Washington University. Mr. Mahoney's term expires in 2004. See also "Certain Relationships."

         Non-Director Executive Officers

         Jeffrey A. Burt, joined us to serve as our Vice President of Operations on January 16, 2001 in connection with the acquisition of Videonics, Inc. Mr. Burt was Vice President of Operations of Videonics since April 1992. From August 1991 to March 1992, Mr. Burt served Videonics as its Materials Manager. Prior to that time, from October 1990 until July 1991, Mr. Burt acted as a consultant to Videonics in the area of materials management. From May 1989 to October 1990, Mr. Burt served as the Director of Manufacturing of On Command Video. Mr. Burt holds a B.A. degree in Economics from the University of Wisconsin at Whitewater.

         Thomas M. Hamilton, joined us in September 1996 and in July 2001 assumed the role of Executive Vice President and General Manger of the Focus Semiconductor Group. From September 1996 to July 2001, Mr. Hamilton served as Vice President of Engineering and our Chief Technical Officer. From 1992 to 1996, Mr. Hamilton was President, Chief Executive Officer and Co-Founder of TView, Inc., a company acquired by us. From 1985 to 1990, Mr. Hamilton was Vice President of Engineering of TSSI. From 1973 to 1985, Mr. Hamilton held a variety of engineering and marketing management positions at Tektronix, Inc. Mr. Hamilton has a BS in Mathematics from Oregon State University.

         Gary L. Williams, joined us as our Secretary, Vice President of Finance & CFO on January 16, 2001 in connection with the acquisition of Videonics Inc. Mr. Williams had served Videonics as its Vice President of Finance, Chief Financial Officer and Secretary since February 1999. From February 1995 to January 1999, Mr. Williams served as Videonics' Controller. From July 1994 to January 1995, he served as Controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a Certified Public Accountant and has a Bachelors Degree in Business Administration, with an emphasis in Accounting from San Diego State University.

What are the responsibilities of our board of directors and committees?

         Our business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to the General Corporation Law of the State of Delaware and our bylaws. Members of the Board of Directors are kept informed of the company's business through discussions with the Chairman, with the President and Chief Executive Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. During the fiscal year ended December 31, 2002, the Board of Directors held a total of five (5) meetings. All of the persons who were directors of Focus during the fiscal year ended December 31, 2002 attended at least seventy-five percent (75%) of the aggregate of (a) the total number of Board meetings and (b) the total number of meetings held by all committees of the Board on which they served during the fiscal year.

         The Board also has two committees, a compensation committee and an audit committee. The entire board of directors acts as the nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in Section 7.1. of our bylaws. Generally, stockholders can nominate persons for election to the Board by giving notice not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting and must include such information as required in the bylaws. In the event next year's annual meeting is more than 30 days before or more than 60 days after the anniversary date, to be timely, stockholder nominees much be delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Focus.

         Corporate Governance Review

         We have been reviewing our corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we expect to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the company. We will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the Nasdaq Stock Market. We expect changes to our existing charters, the adoption of certain Codes of Conduct, and an increase in the percentage of independent directors, as defined by the proposed Nasdaq rules.

         Compensation Committee

         The Compensation Committee's responsibilities are to make determinations with respect to salaries and bonuses payable to executive officers and to administer stock option plans. The Compensation Committee is currently comprised of Messrs. Coldrick and Mahoney. This committee met one (1) time during the fiscal year ended December 31, 2002. See also "Report of Compensation Committee on Executive Compensation."

         Audit Committee

         The audit committee of the board is composed of three (3) members and operates under a written charter adopted by the board of directors. The responsibilities of the audit committee are contained in the Report of Audit Committee below. The audit committee currently consists of Messrs. Berg, Coldrick, and Jasper. All three members are "independent," as defined by the Nasdaq current listing standards. During the fiscal year ended December 31, 2002, this committee held four (4) formal meetings.

                            Report of Audit Committee

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Focus filings under the Securities Act of 1933 or under the Securities

Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report of the Audit Committee by reference.

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Focus' accounting functions and internal controls. In addition, the Audit Committee reviews the quarterly and financial statements of Focus and any significant accounting issues affecting such statements. Furthermore, the committee reviews the scope of the audit, and discusses any other audit-related matters, with our independent auditors.

         The Audit Committee acts under a written charter first adopted and approved by the Board of Directors on June 1, 2000. A copy of the Audit Committee Charter was included in our Proxy Statement dated November 21, 2001. The Sarbanes-Oxley Act of 2002 mandates numerous corporate disclosure and auditing reforms. We are in the process of reviewing our audit committee charter for compliance with the law; and will make any necessary changes pursuant to the SEC's implementing regulations.

         The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as Focus' independent auditors. Additionally, and as appropriate, the Audit Committee reviews and evaluates the independent auditors' performance, and discusses and consults with Focus' management and the independent accountants regarding the following:

         o the plan for, and the independent accountants' report on, each audit of Focus' financial statements;

         o Focus' financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

         o changes in Focus' accounting practices, principles, controls or methodologies, or in Focus' financial statements;

         o    significant developments in accounting rules; and

         o the adequacy of Focus' internal accounting controls and financial accounting and auditing personnel.

         In connection with these responsibilities, the members of the Board of Directors met with management and the independent auditor's to review and discuss the financial statements for the fiscal year ended December 31, 2002. They also discussed with the independent auditor's the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and they discussed with the independent auditor's that firm's independence and satisfied itself as to the independent auditor's independence.

         Based upon the Board of Directors' discussions with management and the independent accountants, and their review of the representations of management and the independent accountants, they recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, to be filed with the SEC.


                                                    THE AUDIT COMMITTEE
                                                    N. WILLIAM JASPER., CHAIR


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Did our directors and officers comply with their section 16(a) beneficial ownership reporting compliance requirements in 2002?

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our equity securities, to file reports of ownership and reports of changes in ownership of our Common Stock with the SEC. The SEC requires officers, directors and greater than ten percent (10%) stockholders to furnish us with copies of all Section 16(a) forms they file.

         To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all of our current directors have complied with the Section 16(a) filing requirements during the fiscal year ended December 31, 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Who owns more than 5% of our Common Stock and Series B Preferred Stock, and what is the beneficial ownership of our Common Stock and Series B Preferred Stock of our executive officers and directors?

         The following table sets forth information, as of October 20, 2003, regarding the shares of our Common Stock beneficially owned by those stockholders of Focus known to management to beneficially own more than five percent (5%) of our Common Stock, each of our directors, nominees, executive officers and "Named Executive Officers" (as defined on page 9 under "How Do We Compensate Our Executive Officers?"), as well as all directors and executive officers as a group. Except as noted, we believe each person has sole voting and investment power with respect to the shares shown subject to applicable community property laws.

         "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you beneficially own our Common Stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock. Percentage of beneficial ownership based on 41,295,762 shares of our Common Stock, 1,904 shares of Series B Preferred Stock converted into 1,904,000 shares of our common stock and 2,023,063 shares issuable pursuant to options that are immediately exercisable within 60 days of October 20, 2003, the record date.

                                                           Number of Shares       Percentage
                            Name                          Beneficially Owned     Ownership(1)
                            ----                          ------------------     ------------
Brett A. Moyer(2).......................................       474,796                1.0
Carl E. Berg(3).........................................     2,003,811                4.4
William B. Coldrick(4)..................................       211,258                 *
Michael L. D'Addio(5)...................................     1,042,527                2.3
N. William Jasper, Jr.(6)...............................       132,334                 *
Timothy E. Mahoney(7)...................................         6,250                 *
Jeffrey A. Burt(8)......................................       103,552                 *
Thomas Hamilton(9)......................................       352,286                 *
Gary L. Williams (10)...................................       209,973                 *
All executive officers and directors as a group (9
    persons)(11)........................................     4,536,787               10.0%

----------
     *   Less than 1%.

(1)   Unless  otherwise  indicated,   each  person  possesses  sole  voting  and
      investment power with respect to the shares.

(2) Includes 40,100 shares of common stock held directly by Mr. Moyer. Includes 434,696 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(3) Includes 1,904 shares of preferred stock held directly by Mr. Berg that are convertible into 1,904,000 shares of our common stock. Includes 99,811 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(4) Includes 7,369 shares of common stock held directly or indirectly by Mr. Coldrick. Includes 203,889 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(5) Includes 542,527 shares of common stock held directly or indirectly by Mr. D'Addio. Includes 500,000 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(6) Includes 13,728 shares of common stock held directly or indirectly by Mr. Jasper. Includes 118,606 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(7) Includes 6,250 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(8) Includes 103,552 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(9) Includes 6,000 shares of common stock held directly by Mr. Hamilton. Includes 346,286 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(10) Includes 209,973 shares issuable pursuant to outstanding stock options that are exercisable at October 20, 2003, or within 60 days thereafter.

(11) Includes 2,023,063 shares issuable pursuant to options and warrants to purchase common stock exercisable at October 20, 2003, or within 60 days thereafter.

                       EXECUTIVE AND DIRECTOR COMPENSATION

How do we compensate our directors?

         Non-employee directors are reimbursed for out of pocket expenses incurred in attending the meetings. No director who is an employee receives separate compensation for services rendered as a director. Directors are eligible to participate in our stock option plans. During the year ended December 31, 2002, we granted approximately 25,000 options to each non-employee director. These options vest over a three-year period.

How do we compensate our executive officers?

         The following table sets forth certain information concerning the executive compensation our Chief Executive Officer and four (4) other most highly compensated executive officers whose cash salary and bonus exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended December 31, 2002, 2001, and 2000.

                           Summary Compensation Table

                                                                                                       Long-Term
                                                                                                      Compensation         Other
                                                             Annual Compensation(1)(2)                  Options(3)      Compensation
                                                       ----------------------------------------         ----------      ------------
Name and
Principal Position                                     Year        Salary ($)          Bonus($)
------------------                                     ----        ----------          --------
Brett A. Moyer(4)                                      2002        $164,672           $  7,846(6)         350,000        $ 64,510(7)
President & Chief Executive                            2001        $155,000           $ 91,133(6)            --              --
 Officer                                               2000        $155,000           $ 23,521(6)         200,000            --

Michael L. D'Addio (5)                                 2002        $164,423(5)        $ 50,000             25,000        $    400(8)
Former President and Chief                             2001        $182,025               --              500,000        $    400(8)
 Executive Officer

Thomas M. Hamilton                                     2002        $156,154           $ 12,500             95,000            --
Executive Vice President and                           2001        $140,000               --                 --              --
 General Manager,                                      2000        $135,000           $  3,445            125,000            --
 Semiconductor Group

Jeffrey A. Burt                                        2002        $161,826               --               25,000        $    400(8)
Vice President of Operations                           2001        $158,654               --                 --          $    400(8)

Gary L. Williams                                       2002        $152,135           $  8,333             25,000        $    400(8)
Secretary, Vice President of                           2001        $144,231               --                 --          $    400(8)
 Finance and Chief Financial
 Officer

-----------
(1) Includes salary and bonus payments earned by the named officers in the year indicated, for services rendered in such year, which were paid in the following year.

(2) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(3) Long-term compensation table reflects the grant of non-qualified and incentive stock options granted to the named persons in each of the periods indicated.

(4) Mr. Moyer assumed the role of President and Chief Executive Officer on September 30, 2002.

(5) Mr. D'Addio voluntarily resigned as President and Chief Executive Officer on September 30, 2002.

(6)   Includes compensation based on sales commissions.

(7) Total amount of relocation expenses paid by the Company for Mr. Moyer's move from Massachusetts to California.

(8)   Company discretionary 401(k) contribution.

         Stock Option Plans

         We maintain various qualified and non-qualified stock option plans for our employees, officers and directors. The purpose of our stock option plans is to provide incentives to employees, directors and consultants who are in positions to make significant contributions to us. As of October 20, 2003, options to purchase 376,901 shares of common stock remained available for grant under the plans.

         2002 Non-Qualified Stock Option Plan

         On September 24, 2003, the Board of Directors of Focus adopted an amendment to the 2002 Non-Qualified Stock Option Plan, subject to approval by Focus shareholders. For a discussion of the 2002 Plan and its proposed amendment, see "Proposal 3 - Approval of the Amendment to the 2002 Non-Qualified Stock Option Plan."

                            OPTION/SAR GRANTS IN 2002

         The following tables sets forth as to the Chief Executive Officer and the Named Executive Officers, certain information with respect to options to purchase shares of our common stock as of and for the year ended December 31, 2002.

                         Number of      % of Total                                  Potential Realizable
                        Securities       Options/                                 Value at Assumed Annual
                        Underlying     SARs Granted     Exercise Or                 Rate of Stock Price
                       Options/ SARs   to Employees     Base Price                   Appreciation for
Name                  Granted (#)(1)    in 2002(2)     ($/per Share)    Exp. Date       Option Term
----                  --------------    ----------     -------------    ---------       -----------
                                                                                      5%           10%
                                                                                      --           ---
Brett Moyer                 350,000       32.0%           $1.15          8/6/07     $111,203    $245,730
Michael D'Addio              25,000        2.3%           $1.15          8/6/07     $  7,943    $ 17,552
Jeffrey Burt                 25,000        2.3%           $1.15          8/6/07     $  7,943    $ 17,552
Thomas Hamilton              95,000        8.7%           $1.15          8/6/07     $ 30,184    $ 66,698
Gary Williams                25,000        2.3%           $1.15          8/6/07     $  7,943    $ 17,552

-------------
(1) The purpose of our stock option plans is to provide incentives to employees, directors and consultants who are in positions to make significant contributions to us.

(2) Focus granted options to purchase a total of 1,093,200 shares of common stock to employees and directors in 2002.

         The following table sets forth information concerning options exercised during fiscal year 2002 and the value of unexercised options as of December 31, 2002 held by the executives named in the Summary Compensation Table above.

  Aggregated Option/SAR Exercises in 2002 and Fiscal Year-End Option/SAR Values

                          Shares                                                        Value of Unexercised
                       Acquired on      Value          Number of Securities                 In-the-Money
                         Exercise     Realized        Underlying Unexercised              Options/SARs at
                           (#)           ($)         Options/SARs at Year-End               Year-End(1)
                           ---           ---      -------------------------------  -------------------------------
                                                  Exercisable    Unexercisable      Exercisable    Unexercisable
                                                  -----------    -------------      -----------    -------------
Brett A. Moyer                 --           --      406,668         333,331          $165,960        $76,338
Michael L. D'Addio             --           --      322,222         202,778          $ 89,014        $54,236
Jeffrey A. Burt                --           --      139,441          85,659          $ 78,484        $53,069
Thomas M. Hamilton             --           --      313,334          98,332          $120,202        $26,843
Gary L. Williams               --           --      171,827          77,201          $ 97,437        $46,556

---------------
(1) Value is based on the difference between option exercise price and the closing price as quoted on The Nasdaq SmallCap Market at the close of trading on December 31, 2002 ($1.34) multiplied by the number of shares underlying the option.

         Repricing of Stock Options/Additional Option Plans

         On September 1, 1998, we repriced all employee and director options under all plans to $1.22 per share for those options priced in excess of this value. This price represented the closing market price of our common stock on September 1, 1998.

         Employment Agreements

         Brett Moyer is party to an employment contract with us effective September 30, 2002. Pursuant to this employment contract, Mr. Moyer serves as our Chief Executive Officer and President. Mr. Moyer's base salary is $190,000 for the first year and $200,000 for the second year. In addition, on the date of the agreement, Mr. Moyer was granted 350,000 options to purchase shares of Common Stock at $1.15 per share. The options vest over a three-year period at 2.77% per month beginning September 2002. In addition, pursuant to the contract, Mr. Moyer was granted an additional 150,000 stock options upon approval of the 2002 Non-Qualified Stock Option Plan by shareholders in December 2002. Under the employment contract, these options accelerate, so as to be immediately exercisable if Mr. Moyer is terminated without cause during the term of the contract. The employment contract provides for incentive bonuses of up to $110,000 as determined by our Board of Directors and employee benefits, including health and disability insurance, in accordance with our policies. The initial term of the agreement is for two years and would terminate on August 6, 2004. Mr. Moyer's contract will automatically renew for an additional one-year period unless terminated by either party 30 days prior to the end of the initial term. Upon entering into his employment contract as President of Focus, Mr. Moyer's previous employment contract was terminated. Furthermore, in connection with becoming President, Focus agreed to pay up to $85,000 in relocation expenses to Mr. Moyer to facilitate his move (including his family) from Massachusetts to California. During 2002, the Company paid a total of $64,510 in moving expenses.

         Thomas Hamilton is party to an employment contract with us effective October 20, 1996, as amended to date, which renews automatically after December 31, 1998, for one-year terms, subject to certain termination provisions. This employment contract requires the acceleration of vesting of all options held by Mr. Hamilton so as to be immediately exercisable if Mr. Hamilton is terminated without cause during the term of the contract. The employment contract provides for bonuses as determined by our Board of Directors and employee benefits, including health and disability insurance, in accordance with Focus' policies.

         Mr. Burt and Mr. Williams have entered into Key Employee Agreements to provide for the acceleration of option vesting under certain circumstances upon a change in control as defined in those respective agreements.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee has ever been an officer or employee of FOCUS or of any of our subsidiaries or affiliates. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to constitute soliciting material and should not be deemed to be incorporated by reference into any such filing.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Membership and Role of the Committee on Compensation

         The Compensation Committee consists of the following non-employee members of our Board of Directors: Messrs. Coldrick and Mahoney. The Compensation Committee reviews and determines our executive compensation objectives and policies, administers our stock plans, grants stock options, and monitors and oversees the career development of our executive management pool. The Compensation Committee helps us to attract, develop and retain talented executive personnel in a competitive market.

Executive Compensation Program

Objectives

         The objectives of our executive compensation program are to:

         o    Attract and retain highly talented and productive executives

         o    Provide incentives for superior performance

         o Align the interests of executive officers with our stockholders' interests by basing a significant portion of compensation upon our revenues, profits before taxes, stock price and other measures of performance.

Components

         Our executive  compensation  program  generally  combines the following
three   components:   base  salary;   annual  bonus;  and  long-term   incentive
compensation, which historically has consisted of stock option grants.

         Base salary. The Compensation Committee annually reviews the salaries of our executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers (a) competitive market conditions for executive compensation, (b) our performance and (c) the individual's performance.

         The measures of individual performance considered in setting fiscal year 2002 salaries included, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors, such as the Company's historical and recent financial performance in the principal area of responsibility of the executive, the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to our success. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual executives. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         Annual bonus. Our cash bonus program seeks to motivate executives to work effectively to achieve our financial performance objectives and to reward them when objectives are met. The executive bonus payments for Messrs. Moyer, D'Addio, Hamilton and Williams were based upon the Company's performance and the Company's attainment of certain strategic goals including new customer acquisition, revenue growth and cash management.

         Long-term incentive compensation. We believe that option grants (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in our success and (3) help retain key executives in a competitive market for executive talent. We do, however, monitor general corporate and industry trends and practices and may in the future, for competitive or other reasons, use other equity incentive vehicles in place of, or in combination with, stock options. For fiscal year 2003 to date, we have continued our stock option program, granting an aggregate of 151,492 options to the named executive officers (excluding (i) 25,000 options granted to Mr. D'Addio as non-executive director; and (ii) 150,000 options granted to Mr. Moyer pursuant to his employment agreement.)

         Our stock option plans authorize the Compensation Committee to grant stock options to directors, executives and employees. Option grants are made from time to time to executives whose contributions have or will have a significant impact on our long-term performance. Generally, options granted to executives vest in equal annual installments over a period of three years and expire five to ten years from the date of grant.

         Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation plan for fiscal years 2000 through 2002 consisted primarily of base salary, a bonuses, and option grants. In determining the compensation paid to Brett B. Moyer, who served as our President and Chief Executive officer beginning September 30, 2002, the Committee utilized each of the components described above for executive officers. In this regard, the Committee established Mr. Moyer's salary level for 2002 based on its evaluation of not only our financial performance, but also on the Committee's evaluation of Mr. Moyer's potential strategic and leadership abilities in planning for and leading us during fiscal 2003. The Committee granted options to Mr. Moyer in 2002 as a motivation for future performance. While the compensation for Mr. Moyer was based on our performance, it was not tied to specific performance objectives.

         In determining Mr. D'Addio's compensation for 2002, who was our President and Chief Executive Officer until September 30, 2002, the Committee utilized each of the components described above for executive officers.

                                           Submitted by:

                                           William B. Coldrick
                                           Timothy E. Mahoney

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the five-year cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq US Market Index and the Nasdaq Electronic Components Index for the last five fiscal years ended December 31, 2002, assuming an investment of $100 at the beginning of that five year period and the reinvestment of any dividends. No dividends were declared or paid by Focus during the five-year period.

         The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

  [The following table was depicted as a line graph in the printed material.]


                   12/31/97   12/31/98   12/31/99   12/31/00  12/31/01  12/31/02
                   --------   --------   --------   --------  --------  --------
FCSE                    100         45        259         22        56        42
Nasdaq (Domestic)       100        141        261        158       125        87
Electronic Comp.        100        154        287        236       161        86

                              CERTAIN RELATIONSHIPS

What relationships exist between Focus and its directors and officers and entities with which any director or officer is affiliated? What is the nature of those relationships?

vFinance.com, Inc.

         Timothy Mahoney, who is a Focus director, is a principal of vFinance.com, Inc., the parent of vFinance Capital L.C. and a partner of Union Atlantic L.C. For the year ended December 31, 2001, the Company issued to vFinance Capital L.C. 243,833 shares of our common stock in lieu of investment banking fees in connection with the acquisition of Videonics in January 2001, and 79,444 shares of our common stock were issued to vFinance.com, Inc. for payment under and settlement for the termination of a Management and Financial Consulting Agreement between Focus and Union Atlantic L.C. and vFinance Capital L.C. In addition, vFinance and its affiliates were issued 47,055 shares of common stock pursuant to a price protection provision. Had vFinance.com, Inc. or any of its affiliates publicly sold its shares of common stock in the market at a price below $1.03, Focus would have been required to issue to vFinance.com, Inc. additional unregistered shares to make up any shortfalls between the market price at the time the shares were sold and $1.03. The fair value of the 47,055 shares at the date of issuance, totaled approximately $49,000, and was recognized in the accompanying balance sheet as of December 31, 2001 as Deferred Price Protection on Common Stock. At December 31, 2002, the price protection provision had expired and the Company was under no further obligations to vFinance. vFinance returned the 47,055 shares of common stock in the first quarter of 2003.

         In addition, pursuant to an agreement dated December 27, 2001, vFinance received a warrant to purchase 25,000 shares of the Company's common stock at a per share exercise price of $1.54 per share. For such compensation, vFinance will provide the Company with non-exclusive financial advisory services for a period of 12 months.

         During the quarter ended March 31, 2002, in connection with its efforts to find investors in the private placement completed on January 11, 2002, vFinance Investments Inc. received from us $275,000 in cash and a warrant to purchase 123,690 shares of our common stock at $1.36 per share.

         During the quarter ended December 31, 2002, in connection with its efforts to find investors in the private placement completed on November 25, 2002, vFinance Investments Inc. received from us $70,000 in cash and a warrants to purchase 40,000 shares of our common stock at $1.20 per share.

         In February 2003, the Company engaged vFinance Consulting to assist the Company in preparing a Strategic Business Plan. In connection with this project, the Company paid vFinance Consulting a total of $50,000.

         On July 2, 2003 in connection with its efforts to find investors for the private placement the Company completed on July 2, 2003, vFinance Investments Inc. received $137,500 and out-of-pocket expenses, including legal fees, of $27,500.

Carl Berg

         Carl Berg, a Focus director and stockholder and previous director and stockholder of Videonics Inc., had a $1,035,000 loan outstanding to Videonics Inc., that we assumed on January 16, 2001 in connection with the merger. This unsecured loan accrued interest at 8% per year, and was due on January 16, 2002. Accrued interest was payable at maturity. On May 7, 2001, Focus and Mr. Berg agreed to the conversion of $1,035,000 of the outstanding principal balance and all accrued interest into 1,012 shares of Series B Preferred Stock.

         Additionally, Carl Berg, loaned us $2,362,494 on October 26, 2000, to collateralize a $2,362,494 bond posted in connection with the CRA litigation (see "CRA Systems, Inc."). The promissory note had a term of three years and bears interest at a rate of prime plus 1% (5.75% at December 31, 2002). Interest earned on the restricted collateral deposit was payable to Mr. Berg. The interest payable by us to Mr. Berg was reduced by the amount of interest earned on the restricted collateral deposit. The principal amount of the note was originally due on October 26, 2003, but was amended on November 4, 2002, to provide for an extension of the maturity date to April 25, 2004, with interest to be paid quarterly. Under certain circumstances, including at the election of Mr. Berg and Focus, the promissory note and any accrued and unpaid interest is convertible into shares of the Focus common stock at a conversion price of $1.25 which represented the average closing bid and ask price of our common stock on the day preceding the agreement. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a first priority security interest, over substantially all of our assets. On May 7, 2001, $46,000 of outstanding interest due under the note was converted into 38 shares of Series B Preferred Stock. In February 2002, in connection with the settlement of the CRA Systems

Inc. case, the bond was liquidated and excess proceeds of $145,000 were used to pay down a portion of this note. As of December 31, 2002 we had unpaid principal and accrued interest due under the note totaling approximately $2,396,000.

         On February 28, 2001, Carl Berg agreed to loan us $2.0 million to support our working capital needs, bearing interest at a rate of prime plus 1%. The principal amount of the note will be due at the end of its term, with interest to be paid quarterly. On April 24, 2001, the note was amended to provide that under certain circumstances, including at the election of Mr. Berg and Focus, the promissory note and any accrued and unpaid interest is convertible into shares of the Company's preferred stock at a conversion price of $1,190 per share which represented 1,000 (each share of preferred is convertible into 1,000 shares of common) multiplied by 125% of the trailing
30-day average of the Company's common stock ending April 23, 2001. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a security interest in first priority over substantially all of our assets. On May 7, 2001, Focus and Mr. Berg agreed to the conversion of $1,000,000 of the outstanding principal balance and $16,000 of accrued interest into 854 shares of Series B Preferred Stock. On November 4, 2002, the note was amended to provide for an extension of the maturity date for the remaining principal balance of $1,000,000, from the original maturity date of October 26, 2003 to April 25, 2004. As of December 31, 2002 we had principal and accrued interest due under the note totaling approximately $1,110,000.

         On June 29, 2001, we issued a convertible promissory note to Mr. Berg in the amount up to $650,000 to support the Company's working capital needs. The promissory note had an original due date of January 3, 2003 which was extended to January 3, 2004 and bears interest at a rate of prime plus 1%. The principal amount of the note will be due at the end of its term, with interest to be paid quarterly. The note provides that at the election of Mr. Berg and Focus, the promissory note and any accrued and unpaid interest is convertible into shares of the Company's series C Preferred Stock at a conversion price of $1,560 per share which represented 1,000 (each share of preferred is convertible into 1,000 shares of common) multiplied by 125% of the trailing 30-day average of Focus' common stock ending June 28, 2001. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a security interest in first priority over substantially all of our assets. As of December 31, 2002 we had principal and accrued interest due under the note totaling approximately $712,000.

         Additionally, in December 2002, Mr. Berg provided Samsung Semiconductor Inc., the Company's contracted ASIC manufacturer, with a personal guarantee to secure the Company's working capital requirements for ASIC purchase order fulfillment. Mr. Berg agreed to provide the personal guarantee on the Company's behalf without additional cost or collateral, as Mr. Berg maintains a secured priority interest in substantially all the Company's assets. At December 31, 2002, the Company owed Samsung $221,000, under net 30 terms.

         On September 15, 2003, Mr. Berg has agreed to convert his approximate $4.3 million of debt and accrued interest into preferred and common stock on
conversion   terms   agreed   to  more   than  two   years   ago.   On  a  fully
converted-to-common  stock basis, Mr. Berg will own  approximately an additional
3.4 million shares of common stock following the conversion. Due to a recently negotiated sale of a portion of Mr. Berg's position in FOCUS Enhancements to an institutional investor, the conversion is expected to be completed as soon as practical, but in no event sooner than six months from the date of the recent sale, the earliest date permitted by SEC Section 16(b) and appropriate securities laws.

         All material affiliate transactions and loans between Focus and its officers, directors, principal stockholders or other affiliates are made or entered into on terms that are no less favorable to such individuals than would be obtained from, or given to, unaffiliated third parties and are approved by a majority of the board of directors who do not have an interest in the transactions and who have access, at Focus' expense to Focus' or independent legal counsel.

          DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         Our Bylaws provide that the number of directors of Focus shall be determined by resolution of the board of directors but in no event shall be less than three. The number of directors is currently set at six (6). The Board of Directors was reduced to six members on December 20, 2002 when Mr. Thomas Massie and Mr. John Cavalier advised the other members of the Board, prior to the 2002 Annul Meeting that they did not wish to be re-nominated to serve as Directors. In accordance with their wishes, Messrs. Massie and Cavalier terms expired at the 2002 Annual Meeting.

         The Board of Directors recommends the election as directors the nominees listed below, to hold office for the terms indicated and until their successors are elected and qualified or until their earlier death, resignation or removal. Messrs. Coldrick and D'Addio are being nominated for three-year terms. The person named as "Proxy" in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the Annual Meeting of Stockholders that the nominee named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

         Our full Board of Directors acts as the nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of Focus in accordance with Section 7.A. of Focus' Bylaws. Nominations for this year's meeting were due October 13, 2003.

         The following sets forth the name and age as of October 20, 2003 of the nominee for director and the term he has been nominated to serve:

     Name                              Age             Term to Expire
     ----                              ---             --------------
     William B. Coldrick               61                   2006
     Michael L. D'Addio                59                   2006


         There is no family relationship between any director or executive officer of Focus. For a complete discussion of the background of the nominee for director, see "What is the background of our executive officers and directors?" on page 4.

         The following directors are continuing in office pursuant to their terms as indicated and are not up for election this year:

     Name                              Age            Term to Expire
     ----                              ---            --------------
     Carl E. Berg                      66                  2004
     Timothy E. Mahoney                47                  2004
     Brett A. Moyer                    45                  2005
     N. William Jasper, Jr.            55                  2004


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2:

        AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE IN THE NUMBER
          OF AUTHORIZED SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

The Proposal

         The Focus Board of Directors has approved and recommends that you vote to amend the Focus Certificate of Incorporation to increase the number of authorized shares of common stock, $ 0.01 par value per share, from 60,000,000 to 100,000,000 shares. The text of the proposed amendment is included at Attachment A to this proxy statement.

         Of the 60,000,000 shares of common stock that are currently authorized, 41,295,762 shares were issued and outstanding as of October 20, 2003, the record date for the Focus annual meeting. In addition, Focus has reserved 12,577,554 shares of common stock for issuance to holders of warrants and options and upon the conversion of preferred stock or outstanding convertible debt. Shares of Focus common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

         The additional shares of common stock to be authorized by adoption of this proposal would have rights identical to the currently issued and outstanding shares of common stock. Adoption of this proposal and the issuance of common stock would not affect the rights of the holders of currently issued and outstanding common stock, except for effects incidental to increasing the number of shares of common stock issued and outstanding, including possible dilution of the equity interests of existing stockholders or reduction of the proportionate voting power of existing stockholders.

         If the proposed amendment is approved by the shareholders, the additional authorized common stock may be issued by us without any further action or approval by the shareholders. The purpose of the proposed amendment is to provide additional authorized shares of common stock for possible future financings, investment opportunities, acquisitions, employee benefit plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes. As of October 20, 2003, taking into account shares reserved for issuance under existing convertible preferred stock, warrants, options and other commitments of Focus, our Board of Directors has the authority to issue approximately, 6,126,684 additional shares of common stock. If Focus does not increase the number of shares, its ability to undertake these types of transactions or distributions in the future will be significantly restricted. Except as set forth below, we have no specific plans or commitments at this time for the issuance of the additional authorized shares of common stock that would be added by the proposed amendment, but desires to position itself to do so if and when the need arises or market conditions otherwise warrant.

------------------------------------------------------- ------------------------
Current Common Stock Information                        As of October 20, 2003
------------------------------------------------------- ------------------------
Authorized shares                                            60,000,000
------------------------------------------------------- ------------------------
Shares of issued and outstanding                             41,295,762
------------------------------------------------------- ------------------------
Shares reserved for issuance pursuant to outstanding
options or warrants or conversion of preferred stock
and outstanding debt                                         12,577,554
------------------------------------------------------- ------------------------
Shares currently available for issuance                       6,126,684
------------------------------------------------------- ------------------------

New Shares To Be Reserved for Issuance

Reason                               Additional number of shares of common stock
------                               -------------------------------------------

2002 Amended Stock Option Plan(1)                1,200,000

------------
(1) The proposed plan amendment is subject to the approval by the shareholders of Focus. "See Proposal 3."

Dilution

         Since our shareholders do not have preemptive rights, any additional issuance of shares of common stock would dilute existing shareholders.

Anti-Takeover Effect

         The issuance of additional shares of common stock could, under certain circumstances, have an anti-takeover effect. For example, we could issue shares to dilute the equity ownership and corresponding voting power of a shareholder or group of shareholders who may oppose the policies or strategic plan of Focus' existing management. Such additional shares could enable our Board of Directors to make it more difficult or discourage an attempt by another person or entity to obtain control of Focus. We have no present intention of issuing any of the additional authorized shares of common stock for such purposes. A copy of the proposed Certificate of Amendment of the Focus Certificate of Incorporation is attached as Appendix A.

Vote Required

         Under Section 242 of the General Corporation Law of the State of Delaware, the affirmative vote of a majority of the outstanding shares of stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the amendment to the Certificate of Incorporation, as amended, of Focus. Please note, however, that brokers do not have discretionary authority to vote shares of common stock held in street name. Therefore, the failure of beneficial owners of such shares to give voting instructions to brokers will result in a broker non-vote. Broker non-votes, abstentions and the failure to vote will have the same effect as votes cast against approval of the proposal.

Recommendation

THE FOCUS BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO FOCUS' CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FOCUS COMMON STOCK FROM 60,000,000 TO 100,000,000.

                                   PROPOSAL 3:

      APPROVAL OF THE AMENDMENT TO THE 2002 NON-QUALIFIED STOCK OPTION PLAN

Proposed Amendment

         On September 24, 2003, the Board of Directors of Focus adopted an amendment to Section 2 of the 2002 Non-Qualified Stock Option Plan whereby the number of available shares of Common Stock for which options may be granted under the plan would be increased from 1,000,000 to 2,200,000. This amendment is subject to approval of the stockholders of Focus.

         The current plan was approved by stockholders at the annual meeting on December 20, 2002. A copy of the 2002 Amended Plan is attached as Appendix B. The plan is marked to show changes from the current 2002 plan. The 2002 Amended Plan is subject to the approval by the affirmative vote of holders of a majority of the shares of Focus' common stock present in person or by proxy and entitled to vote at the meeting.

Reasons for the Proposed Amendment

          The primary purpose of the proposed amendment is to ensure that Focus will have a sufficient reserve of common stock available under the Plan to provide eligible employees, officers and directors of Focus with continuing opportunity to acquire a proprietary interest in Focus and to align their interests with Focus shareholders. The amendment will permit the continuation of option awards, which provide long-term incentives to the Plan's participants. We believe the Plan helps us compete for, motivate and retain executives and other key employees. Furthermore, the value of any award is dependent solely on appreciation in the market value of our Common Stock.

Possible Dilutive Effects of the Option Plan

         The common stock to be issued upon the exercise of options awarded under the Plan may either be authorized but unissued shares of our Common Stock or shares of our Common Stock purchased in the open market. In that Focus shareholders do not have preemptive rights, to the extent that we fund the Plan, in whole or in part, with authorized but unissued shares, the interests of current shareholders will be diluted upon exercise of such options.

Description of the 2002 Non-Qualified Stock Option Plan

         The purpose of the Plan is to promote the interests of Focus by providing an inducement to obtain and retain the services of qualified persons.

         The Plan is administered by the Board of Directors of Focus. The Board of Directors, subject to the provisions of the Plan, has the power to interpret the Plan, to determine all questions thereunder, and to adopt and amend any rules and regulations for the administration of the Plan as it may deem desirable.

         The proposed amendment would increase the number of options authorized for grant from 1,000,000 to 2,200,000. Outstanding options under the Plan are subject to adjustment for capital changes. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

         The exercise price per share of options granted under the Plan is 100% of the fair-market value of Focus' common stock on the date of grant. The option exercise price is subject to adjustment to take into account various equity distributions, such as stock splits and stock dividends, and other changes in Focus' capitalization.

         The Plan requires that options granted thereunder will expire on the date which is up to ten (10) years from the date of grant.

         Each option granted under the Plan first becomes exercisable upon time periods set by the Compensation Committee of the Focus Board of Directors but in general, options granted to non-executive employees, vest so that, eight point three three percent (8.33 %) of the shares vest every three months from grant date and options granted to executive employees and board members vest so that, two point seven seven percent (2.77 %) of the shares vest every month from grant date. Subject to the terms and conditions of the Plan, an option granted under the Plan shall be exercisable in whole or in part by giving written notice to Focus at its principal executive offices. The notice must state the number of shares as to which the option is being exercised and must be accompanied by payment in full for such shares. The vesting of options on each vesting date is conditioned on the optionee having continuously served as a member of the Focus Board of Directors or being employed by Focus through that date.

         In the event an optionee ceases to be a member of the Focus Board of Director or an employee of Focus for any reason other than death, permanent disability, termination without cause or termination due to a change in control of Focus, then unexercised options granted to such optionee shall, to the extent not then vested, immediately terminate and become void, and any options which are then vested but have not been exercised may be exercised by the optionee for a period of one year thereafter. In the event that an optionee ceases to be a member of the Focus Board of Directors or employee of Focus by reason of his or her permanent disability or death, any option granted to such optionee , to the extent it is then vested, may be exercised by the optionee (or by the optionee's personal representative, heir or legatee) within one year of such event.

         Any  option  granted   pursuant  to  the  Plan  is  not  assignable  or
transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and is exercisable during the optionee's lifetime only by him or her.

         The Focus Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the Plan at any time, however, such action shall not affect options previously granted.

         In addition executive officers are parties to certain agreements that provide for the acceleration of option vesting under certain circumstances upon a change in control as defined in those respective agreements See "Executive and Director Compensation - Employment Agreements."

Awards Currently Granted under the 2002 Non-Qualified Stock Option Plan

         As of the record date, we had granted options to purchase 626,100 shares of Common Stock under the 2002 plan since its adoption, leaving 373,900 options available for issuance. The additional 1,200,000 options that would be available in the event the amendment is adopted would be available for future issuance as determined by the Compensation Committee.

Federal Income Tax Consequences of the 2002 Non-Qualified Stock Option Plan

         The following discussion summarizes certain federal income tax consequences for directors and officers of Focus receiving options under the Plan and certain tax effects on Focus. However, the summary does not address every situation that may result in taxation. For example, it does not address the tax implications arising from an optionee's death. Furthermore, there are likely to be federal self-employment tax and state income tax consequences which are not discussed herein. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, are not applicable to the 2002 Amended Plan.

         o Options granted under the Plan do not qualify as "Incentive Stock Options" under Section 422 of the Code

         o A director or officer will not recognize any taxable income upon the grant of an option under the Plan, but will generally recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

         o When a director or officer sells the common stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss equal to the difference between the amount realized upon sale of the stock and his or her basis in the stock (in the case of a cash exercise, the exercise price plus the amount, if any, taxed to the director or officer as compensation income as a result of his or her exercise of the option). If the director's or officer's holding period for the stock exceeds one year, the gain or loss will be long-term capital gain or loss.

         No tax deduction will be allowed to Focus upon the grant of an option under the Plan. When a director or officer recognizes compensation income as a result of the exercise of an option under the Plan, Focus generally will be entitled to a corresponding deduction for income tax purposes.

Vote Required

         Approval of the proposed amendment requires the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders meeting at which there is a quorum.

Existing Equity Compensation Plan Information

                                                                                                     (c)
                                                                                             Number of securities
                                            (a)                          (b)                remaining available for
                                 Number of securities to be      Weighted - average         future issuance under
                  At              issued upon exercise of         exercise price of       equity compensation plans
           October 20, 2003         outstanding options,        outstanding options,        (excluding securities
            Plan Category           warrants and rights          warrants and rights       reflected in column (a))
            -------------           -------------------          -------------------       ------------------------
Equity compensation plans
approved by security holders (1)         5,413,267                      $1.06                        376,901

-----------------
(1) Focus does not maintain any equity compensation plans that were not submitted to, and approved by, its shareholders.


Recommendation

THE FOCUS BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF PROPOSED AMENDMENT TO INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2002 PLAN FROM 1,000,000 TO 2,200,000.

                                   PROPOSAL 4:

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

         We have appointed Deloitte & Touche, LLP as our independent auditors for the year ending December 31, 2003. It is expected that representatives of Deloitte & Touche, LLP will be present at the meeting, will be available to respond to appropriate questions you may ask.

         Fees

         The following table sets forth the aggregate audit fees and non-audit related fees that Focus incurred for services provided by Deloitte & Touche, LLP during the fiscal year ended December 31, 2002. The table lists audit fees, financial information systems design and implementation fees, and all other fees. All services rendered by Deloitte & Touche, LLP during the fiscal year ended December 31, 2002 were furnished at customary rates and terms.

                                                                        Fiscal Year Ended
                                                                        December 31, 2002
                                                                        -----------------
  Audit Fees.........................................................        $132,178
  Financial information systems design and implementation fees.......              $0
  All Other Fees.....................................................        $  8,350

         Audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees Focus incurred for professional services rendered for the audit of Focus' annual financial statements for fiscal year ended December 31, 2002 and the reviews of the financial statements included in Focus' Quarterly Reports on Forms 10-QSB for fiscal year ended December 31, 2002.

         All other fees include assistance with the Company's various filings including the Company's registration statement filings on Form S-3 and S-8. The audit committee has considered the role of Deloitte & Touche in providing additional services and other non-audit services to the Company and has concluded that such services are compatible with Deloitte & Touche's independence as the Company's auditors.

         If you do not ratify the selection of independent auditors, the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Focus and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 4.

                              STOCKHOLDER PROPOSALS

         Requirements for Stockholder Proposals to be Considered for Inclusion in Focus' Proxy Materials. If you want a proposal to be included in our proxy statement and proxy for our 2003 Annual Meeting of the Stockholders, we must receive such proposal by July 8, 2004 in a form that complies with applicable law. Proposals should be addressed to our Corporate Secretary and sent to our corporate office. In the event the date for our annual meeting for 2004 is changed by more than 30 days from the date of this year's meeting, then a proposal must be received within a reasonable time before we begin to print and mail our 2004 proxy materials. See "Where You Can Find More Information" below for our address.

         Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. For any other matter to be properly considered at our annual meeting, such proposal/matter must be submitted to our Corporate Secretary no later than the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of this annual meeting. In the event next year's annual meeting is more than 30 days before or more than 60 days after the anniversary date, to be timely, stockholder notices much be delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Focus. Notices of intention to present proposals at the 2004 annual meeting should be addressed to Secretary, Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008. Focus reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                VOTING SECURITIES

         Stockholders of record at the close of business on October 20, 2003, will be eligible to vote at the meeting. The voting securities of Focus consist of our Common Stock, of which 41,295,762 shares were outstanding on October 20, 2003 and our Series B Preferred Stock of which 1,904 shares were outstanding on October 20, 2003. Each share of our Common Stock outstanding on the record date will be entitled to one (1) vote and each share of our Series B Preferred Stock will be entitled to one thousand (1,000) votes. Individual votes of stockholders are kept private except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the Inspector of Election and certain employees of Focus and its agents who must acknowledge their responsibility to comply with this policy of confidentiality.


                                 OTHER BUSINESS

         The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board of Directors, no matters are to be brought before the meeting except as specified in this notice of the meeting. If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

                       WHERE YOU CAN FIND MORE INFORMATION

         Focus Common Stock is listed on the Nasdaq SmallCap Market under the symbol "FCSE." Focus files annual, quarterly and current reports with the SEC. Please call the SEC at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the SEC's Internet website, at http://www.sec.gov.

         You may obtain the above-mentioned documents, or additional copies of this document or any of the documents accompanying this proxy statement, by requesting them in writing or by telephone from the Corporate Secretary at the following addresses:

                           Corporate Secretary
                           Focus Enhancements, Inc.
                           1370 Dell Avenue
                           Campbell, California  95008
                           (408) 866-8300

         If you would like to request documents from us, please do so at least five business days before the date of the annual meeting to receive them before the annual meeting.

         You should rely only on the information contained in or accompanied with this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November xx, 2003. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and neither the mailing of this document creates any implication to the contrary.

                                          By Order of the Board of Directors

                                          Gary L. Williams, Secretary

                                          November xx, 2003

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FOCUS ENHANCEMENTS,.INC.

         FOCUS Enhancements, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Section 4 of the Certificate of Incorporation in its present form and substituting therefor new first and second paragraphs of Section 4 in the following form:

         A. The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares this corporation is authorized to issue is One Hundred Three Million (103,000,000) shares capital stock.

         B. Of such authorized shares, One Hundred Million (100,000,000) shares shall be designated "Common Stock" and have a par value of $0.01 per share. Three Million (3,000,000) shares shall be designated "Preferred Stock" and have a par value of $0.01 per share.

         SECOND: The amendment of the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the shareholders of the Corporation for their approval, and (b) the shareholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of shareholders called and held upon notice in accordance with Section 222 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the Certificate of Amendment to be signed by Brett Moyer, its President, and attested to by Gary L. Williams, its Secretary, this __________ day of ________, 2003.

                                          FOCUS ENHANCEMENTS, INC.

                                          By:
                                             -----------------------------------
                                                   Brett Moyer
                                                   President


ATTEST:


------------------------------------------
Secretary

                                   APPENDIX B

                            FOCUS ENHANCEMENTS, INC.
              PROPOSED AMENDED 2002 NON-QUALIFIED STOCK OPTION PLAN

            [Section 2 is marked to show changes from current plan.]

         1. Purpose. This Non-Qualified Stock Option Plan, to be known as the 2002 Non-Qualified Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of FOCUS Enhancements, Inc. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons to serve as employees of the Company or members of its Board of Directors (the "Board").

         2. Available Shares. The total number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 1,000,000 [2,200,000] shares, subject to adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

         3. Administration. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

         4. Grant of Options. Subject to the availability of shares under this Plan, the Committee may make grants to employees of the Company and/or members of the Board under this Plan from time to time in accordance with the terms of the Plan.

         5. Shareholder Approval. Anything in this Plan to the contrary notwithstanding, the effectiveness of this Plan and of the grant of all options hereunder is in all respect subject to this Plan and options granted under it shall be of no force and effect unless and until the approval of this Plan by the vote of the holders of a majority of the Company's shares of Common Stock present in person or by proxy and entitled to vote at a meeting of shareholders at which this Plan is presented for approval.

         6. Option Price. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on either (i) the day the option is granted, or (ii) such other day as the Board shall determine at their sole discretion. The option price will be subject to adjustment in accordance with the provisions of paragraph 11 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the lower of the last sale price for the Company's Common Stock or the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         7. Period of Option. Unless sooner terminated in accordance with the provisions of paragraph 9 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

         8. (a) Vesting of Shares and Non-Transferability of Options. Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable in accordance with the vesting schedule as determined by the Committee from time to time in a option grant letter, or upon the occurrence of a specified event, provided, however, the optionee has continuously served as a member of the Board, as an employee of the Company, or in another advisory role to the Company.

         The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan; provided however, any option granted under this Plan shall in no event be exercised unless and until this Plan has been approved by the Company's stockholders, but upon such approval the vesting shall become effective as of the date of the grant.

                  (b) Non-transferability. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

         9. Termination of Option Rights.

                  (a) Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be an employee of Company or a member of the Board, as the case may be, for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; except as set forth in paragraphs 9(b) and 9(c), any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board or an employee may be exercised, to the extent it is then vested by the optionee within ninety days after such event.

                  (b) Notwithstanding  the foregoing,  in the event any optionee
(i) ceases to be a member of the Board of Directors at the request of the Company, (ii) is removed without cause, or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request of the Company, then any portion of any Option granted to such Optionee may be exercised, to the extent it is then vested by the optionee within one year after such event. Notwithstanding anything to the contrary herein, in no event shall any option be exercised if the Optionee is dismissed from employment or removed from the Board of Directors for any one of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or polices of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the members of the Board of Directors).

                  (c) In the event that an optionee ceases to be an employee of the Company or a member of the Board, as the case may be, by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) for a period of one year thereafter.

         10. Exercise of Option. Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Secretary of the Company by mail or in person addressed to FOCUS Enhancements, Inc., 1370 Dell Avenue, Campbell, California, at its principal executive offices, or other such address as Optionee may be informed from time to time, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determine in accordance with the provisions of paragraph 6 or (c) consistent with applicable law , through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

         11. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

                  (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivisions, combination or stock dividend.

                  (b) Recapitalization Adjustments. If (i) the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise and (ii) the Board resolves at its sole discretion to vest options upon the completion of such merger or sale, then each option granted under this Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full twenty (20) days prior to the effective date of such event. In the event of a reorganization, re-capitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 of the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of such options, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

                  (c) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in paragraph 2 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 11, and its determination shall be conclusive.

         12. Legend on Certificates. The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

         13. Representations of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

         14. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the committee and the officer executing it.

         15. Termination and Amendment of Plan. Options may no longer be granted under this Plan after October 30, 2012, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that if stockholder approval of the Plan is required by law, the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 11), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

         16. Withholding of Income Taxes. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect to amounts considered to be compensation includible in the optionee's gross income.

         17. Compliance with Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

         18. Governing Law. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Approved by Board of Directors of the Company on October 30, 2002 and amended on September 24, 2003.

Approved by Stockholders of the Company on December 20, 2002. Amendment approved on December __, 2003.

                            FOCUS ENHANCEMENTS, INC.
                                1370 Dell Avenue
                           Campbell, California 95008

                                      PROXY

    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 19, 2003 THIS PROXY IS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors of Focus Enhancements, Inc. (the "Corporation"), or its designee, proxy of the undersigned, with full power of substitution, to vote all of the shares the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Friday, December 19, 2003 at 1370 Dell Avenue, Campbell, California 95008, at 10:00 a.m., California time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF DIRECTORS FOR THE TERMS INDICATED

                                WITHHOLD
           FOR election of     AUTHORITY
             the nominee     to vote for the
             listed below        nominee        Nominee:
                 [ ]               [ ]          William B. Coldrick (term to expire in 2006)
                 [ ]               [ ]          Michael L. D'Addio (term to expire in 2006)

2. Proposal to amend the Focus Enhancements, Inc. Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 100,000,000.

                 [  ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

3. Proposal to amend the Focus Enhancements, Inc. 2002 Non-Qualified Stock Option Plan to increase the number of available shares of common stock for which options may be granted from 1,000,000 to 2,200,000.

                 [  ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

4. Ratification of the selection of Deloitte & Touche, LLP as independent auditors of the Corporation for the year ending December 31, 2003.

                 [  ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

5. In its discretion, the proxy is authorization to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ABOVE AND FOR PROPOSAL NOS. 2, 3 and 4.

         The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated November xx, 2003, an Annual Report on Form 10-KSB for the year ended December 31, 2002 and a Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

Dated:                    , 2003            [ ] Please check here if you plan to
       -------------------                      attend  the Annual Meeting
                                            Number attending
                                                             -------------------

------------------------------------------
SIGNATURE OF SHAREHOLDER


------------------------------------------
SIGNATURE OF SHAREHOLDER

         PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.